Filed Pursuant to Rule 424(b)(3)
Registration No. 333-13056

Supplement to Prospectus Dated January 12, 2001

Dated: July 1, 2003

STATE OF ISRAEL
THIRD VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during July 2003 is 1.725%. This interest rate was calculated as follows:

Applicable LIBOR for July 2003	+	number of basis points set by State of Israel at beginning of monthly sales period	=	Initial Rate

1.125%		60 Basis Points	=	1.725%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in August 2003 will receive the rate and spread in effect for that sales period.